UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2004

WORTHINGTON INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8399	31-1189815

(State or other jurisdiction of incorporation)	(Commission File Number)	( IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio		43085

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (614) 438-3210

No response required
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management.
Section 9. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT 99.1

Section 5. Corporate Governance and Management.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

	(a)-(c)	Not applicable.

	(d)	Election of new director:

		(1)	On November 18, 2004, the Worthington Industries, Inc. Board of Directors appointed Carl A. Nelson, Jr. as a director of Worthington Industries, Inc. to be effective immediately.

		(2)	There is no arrangement or understanding with Mr. Nelson pursuant to which he was selected as a director, and there are and have been no transactions of the type as to which disclosure is required under Item 404(a) of SEC Regulation S-K involving Mr. Nelson or a member of his immediate family.

		(3)	Mr. Nelson has also been appointed as a member of the Audit Committee of the Board of Directors of Worthington Industries, Inc., such appointment to be effective on November 18, 2004.

It is currently anticipated that Mr. Nelson will become Chairman of the Audit Committee promptly following the release of the Company’s second quarter earnings. Until such time, Mary Fackler Schiavo will continue to serve as Chairperson.

Section 9. Financial Statements and Exhibits.

Item 9.01	Financial Statements and Exhibits

	(a)-(b)	Not applicable.

	(c)	Exhibits:

		99.1	Press Release dated November 18, 2004, announcing Mr. Nelson’s appointment as a director of Worthington Industries, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.
Date: November 19, 2004	By:	/s/Dale T. Brinkman
Dale T. Brinkman
Vice President-Administration, General Counsel & Secretary